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                                                                  Exhibit 21.1

                      SILICON GRAPHICS, INC. SUBSIDIARIES

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                                                               Jurisdiction of
      Name                                                      Incorporation
     ------                                                    ---------------

Alias|Wavefront, Inc.                                          California
Cray Asia/Pacific, Inc.                                        Delaware
Cray Financial Corporation                                     Delaware
Cray Research America-Latina Ltd.                              Delaware
Cray Research Eastern Europe Ltd.                              Delaware
Cray Research, Inc.                                            Delaware
Cray Research (India) Ltd.                                     Delaware
Cray Research International, Inc.                              Delaware
MIPS Technologies, Inc.                                        Delaware
Silicon Graphics Real Estate, Inc.                             Delaware
Silicon Graphics World Trade Corporation                       Delaware
Silicon Studio, Inc.                                           Delaware
Silicon Graphics S.A.                                          Argentina
Cray Research (Australia) Pty. Ltd.                            Australia
Silicon Graphics Pty Limited                                   Australia
Silicon Graphics Computer Systems Ges.m.b.H.                   Austria
Silicon Graphics International Inc.                            Barbados
Silicon Graphics S.A./N.V.                                     Belgium
Wavefront Technologies N.V.                                    Belgium
Cray Research Computadores do Brasil Ltda.                     Brazil
Silicon Graphics Comercio e Servicos Limitada                  Brazil
831495 Ontario Ltd.                                            Canada
Cray Research (Canada) Inc.                                    Canada
Silicon Graphics Limited                                       Canada
Wavefront Canada Limited                                       Canada
Silicon Graphics S.A.                                          Chile
Silicon Graphics s.r.o.                                        Czech Republic
Silicon Graphics A/S                                           Denmark
Cray Research OY                                               Finland
Silicon Graphics OY                                            Finland
Alias sarl                                                     France
Cray Research France S.A.                                      France
Cray Research Superservers S.A.R.L.                            France
Silicon Graphics                                               France
Wavefront Technologies S.A.                                    France
APTOS Application Software Technologies GmbH                   Germany
Cray Research GmbH                                             Germany
Cray Research Business Systems GmbH                            Germany
Silicon Graphics GmbH                                          Germany
Wavefront Technologies GmbH                                    Germany
Silicon Graphics Limited                                       Hong Kong
Silicon Graphics Kft.                                          Hungary
Silicon Graphics Systems (India) Private Ltd                   India
Cray Research (Israel) Ltd.                                    Israel
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

                                                               Jurisdiction of
      Name                                                      Incorporation
     ------                                                    ---------------
Silicon Graphics Computer Systems Limited                       Israel
Silicon Graphics Biomedical 1995 Ltd                            Israel
Alias Srl                                                       Italy
Cray Research Srl                                               Italy
Silicon Graphics S.p.A.                                         Italy
Wavefront Technologies Srl                                      Italy
Cray Foreign Sales Corporation, Ltd.                            Jamaica
Alias Research K.K.                                             Japan
Nihon Silicon Graphics Cray K.K.                                Japan
Wavefront Japan, Ltd.                                           Japan
Yokogawa Cray ELS, Ltd.                                         Japan
Cray Research (Korea) Ltd.                                      South Korea
Korea Silicon Graphics Ltd.                                     South Korea
Silicon Graphics (Malaysia) Sdn. Bhd.                           Malaysia
Cray Research de Mexico, S.A. de C.V.                           Mexico
Silicon Graphics S.A. de C.V.                                   Mexico
Cray Research B.V.                                              Netherlands
Silicon Graphics B.V.                                           Netherlands
Silicon Graphics World Trade B.V.                               Netherlands
Silicon Graphics Limited                                        New Zealand
Cray Research Scandinavia A/S                                   Norway
Silicon Graphics A/S                                            Norway
Silicon Graphics Computer                                       People's Republic
Engineering and Technology (China) Co. Ltd.                     of China
Cray Research (Singapore) Pte. Ltd.                             Singapore
Silicon Graphics-Cray Pte. Limited                              Singapore
Cray Research (Proprietary) Limited                             South Africa
Silicon Graphics (Pty) Limited                                  South Africa
Cray Research S.A.E.                                            Spain
Silicon Graphics, S.A.                                          Spain
Cray Research AB                                                Sweden
Silicon Graphics AB                                             Sweden
Cray Research (Suisse) S.A.                                     Switzerland
Silicon Graphics S.A.                                           Switzerland
Silicon Graphics Manufacturing S.A.                             Switzerland
Silicon Graphics Limited                                        Taiwan
Cray Research Supercomputer                                     Turkey
Trade and Services A.S.
Alias|Wavefront Limited                                         United Kingdom
Alias Sonata Limited                                            United Kingdom
Cray Research Europe Ltd.                                       United Kingdom
Cray Research (UK) Ltd.                                         United Kingdom
Silicon Graphics Application Systems Limited                    United Kingdom
Silicon Graphics Limited                                        United Kingdom
Wavefront Technologies Ltd.                                     Jersey Channel
Silicon Graphics Manufacturing Finance Limited                  Islands
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